                        JOINT FILER INFORMATION

NAME:                              Frost Gamma Investments Trust
ADDRESS:                             4400 Biscayne Blvd
                                     Miami, FL 33137
Designated Filer:                     Phillip Frost, M.D.
Issuer and Ticker Symbol:    Opko Health, Inc. (OPK)
Date of Event Requiring
Statement:                             October 8, 2007
FROST GAMMA INVESTMENTS TRUST
        by:      /s/ Phillip Frost MD
                 Phillip Frost, M.D., Trustee